GILMORE & BELL, P.C.

Execution Copy

CITY OF MCPHERSON, KANSAS

AS ISSUER

AND

NATIONAL COOPERATIVE REFINERY ASSOCIATION

AS TENANT

LEASE

DATED AS OF THE ISSUE DATE OF THE BONDS

$325,000,000
TAXABLE INDUSTRIAL REVENUE BONDS
SERIES 2006
(NATIONAL COOPERATIVE REFINERY ASSOCIATION)

LEASE

TABLE OF CONTENTS

Page

ARTICLE I

Section 1.1.   Definitions
Section 1.2.   Representations and Covenants by the Tenant
Section 1.3.   Representations and Covenants by the Issuer

ARTICLE II

Section 2.1.   Granting of Leasehold

ARTICLE III

Section 3.1.   Basic Rent
Section 3.2.   Additional Rent
Section 3.3.   Rent Payable Without Abatement or Setoff
Section 3.4.   Prepayment of Basic Rent
Section 3.5.   Deposit of Rent by the Trustee
Section 3.6.   Acquisition of Bonds

ARTICLE IV

Section 4.1.   Disposition of Original Proceeds; Project Fund

ARTICLE V

Section 5.1.   Acquisition of Improvements
Section 5.2.   Leased Property Contracts
Section 5.3.   Payment of Leased Property Costs for Buildings and Improvements
Section 5.4.   Payment of Leased Property Costs for Machinery and Equipment
Section 5.5.   Completion of Improvements
Section 5.6.   Deficiency of Project Fund
Section 5.7.   Right of Entry by the Issuer and the Trustee
Section 5.8.   Machinery and Equipment Purchased by the Tenant
Section 5.9.   Leased Property Property of the Issuer
Section 5.10.   Kansas Retailers’ Sales Tax

ARTICLE VI

Section 6.1.   Insurance

ARTICLE VII

Section 7.1.   Impositions
Section 7.2.   Receipted Statements
Section 7.3.   Contest of Impositions
Section 7.4.   Ad Valorem Taxes
Section 7.5.   Payment in Lieu of Taxes

ARTICLE VIII

Section 8.1.   Use of Leased Property

ARTICLE IX

Section 9.1.   Sublease by the Tenant
Section 9.2.   Assignment by the Tenant
Section 9.3.   Release of the Tenant
Section 9.4.   Mergers and Consolidations
Section 9.5.   Covenant Against Other Assignments

ARTICLE X

Section 10.1.  Repairs and Maintenance
Section 10.2.  Removal, Disposition and Substitution of Machinery or Equipment

ARTICLE XI

Section 11.1.  Alteration of Leased Property

ARTICLE XII

Section 12.1.  Additional Improvements

ARTICLE XIII

Section 13.1.  Securing of Permits and Authorizations
Section 13.2.  Mechanic’s Liens
Section 13.3.  Contest of Liens
Section 13.4.  Utilities

ARTICLE XIV

Section 14.1.  Indemnity

ARTICLE XV

Section 15.1.  Access to Leased Property

ARTICLE XVI

Section 16.1.  Option to Extend Basic Term

ARTICLE XVII

Section 17.1.  Option to Purchase Leased Property
Section 17.2.  Quality of Title and Purchase Price
Section 17.3.  Closing of Purchase
Section 17.4.  Effect of Failure to Complete Purchase
Section 17.5.  Application of Condemnation Awards if the Tenant Purchases Leased Property

ARTICLE XVIII

Section 18.1.  Damage and Destruction
Section 18.2.  Condemnation
Section 18.3.  Effect of Tenant’s Defaults

ARTICLE XIX

Section 19.1.  Change of Circumstances

ARTICLE XX

Section 20.1.  Remedies on Default
Section 20.2.  Survival of Obligations
Section 20.3.  No Remedy Exclusive

ARTICLE XXI

Section 21.1.  Performance of the Tenant’s Obligations by the Issuer

ARTICLE XXII

Section 22.1.  Surrender of Possession

ARTICLE XXIII

Section 23.1.  Notices

ARTICLE XXIV

Section 24.1.  Triple-Net Lease
Section 24.2.  Funds Held by the Trustee After Payment of Bonds

ARTICLE XXV

Section 25.1.  Rights and Remedies
Section 25.2.  Waiver of Breach
Section 25.3.  The Issuer Shall Not Unreasonably Withhold Consents and Approvals

ARTICLE XXVI

Section 26.1.   The Issuer May Not Sell
Section 26.2.  Quiet Enjoyment and Possession

ARTICLE XXVII

Section 27.1.  Investment Tax Credit; Depreciation

ARTICLE XXVIII

Section 28.1.  Amendments
Section 28.2.  Granting of Easements
Section 28.3.  Security Interests
Section 28.4.  Construction and Enforcement
Section 28.5.  Invalidity of Provisions of Lease
Section 28.6.  Covenants Binding on Successors and Assigns
Section 28.7.  Section Headings
Section 28.8.  Execution of Counterparts

LEASE

THIS LEASE, made and entered into as of the Issue Date of the Bonds hereinafter defined between the City of McPherson, Kansas (the “Issuer”), and National Cooperative Refinery Association (the “Tenant”).

WITNESSETH:

WHEREAS, the Issuer is a municipal corporation incorporated as a city of the second class, duly organized and existing under the laws of the State, with full lawful power and authority to enter into this Lease by and through its governing body; and

WHEREAS, the Issuer, in furtherance of the purposes and pursuant to the provisions of the laws of the State, particularly K.S.A. 12-1740 et seq., as amended (the “Act”), and in order to provide for the economic development and welfare of the City of McPherson, Kansas and its environs and to provide employment opportunities for its citizens and to promote the economic stability of the State, has proposed and does hereby propose that it shall:

(a)  Acquire the Leased Property (as defined in the Indenture);

(b)  Lease the Leased Property to the Tenant for the rentals and upon the terms and conditions hereinafter set forth; and

(c)  Issue, for the purpose of paying Project Costs (as defined in the Indenture), the Series 2006 Bonds under and pursuant to and subject to the provisions of the Act and the Indenture (herein defined), said Indenture being incorporated herein by reference and authorized by an ordinance of the governing body of the Issuer; and

WHEREAS, the Tenant, pursuant to the foregoing proposals of the Issuer, desires to lease the Leased Property from the Issuer for the rentals and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, Issuer and the Tenant do hereby covenant and agree as follows:

ARTICLE I

Section 1.1.  Definitions. Capitalized terms not otherwise defined in this Lease shall have the meanings set forth in Appendix B to the Indenture. In addition to the words, terms and phrases defined in Appendix B to the Indenture and elsewhere in this Lease, the capitalized words, terms and phrases as used herein shall have the meanings set forth in the Glossary of Words and Terms attached as Appendix C, unless the context or use indicates another or different meaning or intent.

Section 1.2.  Representations and Covenants by the Tenant. The Tenant makes the following covenants and representations as the basis for the undertakings on its part herein contained:

(a)  The Tenant is a Kansas cooperative marketing association, duly organized and existing under the laws of said state, and is duly authorized and qualified to do business in the State, with lawful power and authority to enter into this Lease, acting by and through its duly authorized officers.

(b)  Except as otherwise permitted herein, the Tenant shall (1) maintain and preserve its existence and organization as a cooperative marketing association and its authority to do business in the State and to operate the Leased Property; and (2) shall not initiate any proceedings of any kind whatsoever to dissolve or liquidate without (A) securing the prior written consent thereto of the Issuer and (B) making provision for the payment in full of the principal of and interest and redemption premium, if any, on the Bonds.

(c)  Neither the execution and/or delivery of this Lease, the consummation of the transactions contemplated hereby or by the Indenture, nor the fulfillment of or compliance with the terms and conditions of this Lease contravenes in any material respect any provisions of its articles of incorporation or bylaws, or conflicts in any material respect with or results in a material breach of the terms, conditions or provisions of any mortgage, debt, agreement, indenture or instrument to which the Tenant is a party or by which it is bound, or to which it or any of its properties is subject, or would constitute a material default (without regard to any required notice or the passage of any period of time) under any of the foregoing, or would result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Tenant under the terms of any mortgage, debt, agreement, indenture or instrument, or violates in any material respect any existing law, administrative regulation or court order or consent decree to which the Tenant is subject.

(d)  This Lease constitutes a legal, valid and binding obligation of the Tenant enforceable against the Tenant in accordance with its terms.

(e)  The Tenant agrees to operate and will operate the Leased Property, or cause the Leased Property to be operated as a “facility,” as that term is contemplated in the Act, from the date of the Issuer’s acquisition of the Leased Property to the end of the Term.

(f)  The Tenant has obtained or will obtain any and all permits, authorizations, licenses and franchises necessary to construct the Leased Property and to enable it to operate and utilize the Leased Property for the purposes for which it was leased by the Tenant under this Lease.

(g)  The estimated total cost of the Leased Property to be financed by the proceeds of the Series 2006 Bonds, plus interest on the Series 2006 Bonds during acquisition, and Costs of Issuance of the Series 2006 Bonds, will not be less than the original aggregate principal amount of the Series 2006 Bonds.

Section 1.3.  Representations and Covenants by the Issuer. The Issuer makes the following representations and covenants as the basis for the undertakings on its part herein contained:

(a)  It is a municipal corporation duly incorporated and existing as a city of the second class under the constitution and laws of the State. Under the provisions of the Act and the Ordinance, the Issuer has the power to enter into and perform the transactions contemplated by this Lease and the Indenture and to carry out its obligations hereunder and thereunder.

(b)  It has not, in whole or in part, assigned, leased, hypothecated or otherwise created any other interest in, or disposed of, or caused or permitted any lien, claim or encumbrance to be placed against, the Leased Property, except for this Lease, the assignment of this Lease to the Trustee, any Permitted Encumbrances, any Impositions, and the pledge of the Leased Property pursuant to the Indenture.

(c)  Except as otherwise provided herein or in the Indenture, it will not during the Term, in whole or in part, assign, lease, hypothecate or otherwise create any other interest in, or dispose of, or cause or permit any lien, claim or encumbrance to be placed against, the Leased Property, except Permitted Encumbrances, this Lease, any Impositions and the pledge of the Leased Property pursuant to the Indenture.

(d)  It has pledged the Leased Property and the net rentals therefrom generated under the Lease to payment of the Bonds in the manner prescribed by the Act, and has duly authorized the execution and delivery of this Lease and the Indenture and the issuance, sale and delivery of the Series 2006 Bonds.

(f)  It has notified or obtained the consent to and/or approval of the issuance of the Series 2006 Bonds by each municipal corporation and political subdivision the notification, consent or approval of which is required by the provisions of the Act.

ARTICLE II

Section 2.1.  Granting of Leasehold. The Issuer by these presents hereby rents, leases and lets the Leased Property unto the Tenant and the Tenant hereby rents, leases and hires the Leased Property for the Term from the Issuer, for the rentals and upon and subject to the terms and conditions hereinafter set forth.

ARTICLE III

Section 3.1.  Basic Rent. The Issuer reserves and the Tenant covenants and agrees to pay Basic Rent to the Trustee as assignee of the Issuer, for the account of the Issuer, for deposit in the Debt Service Fund, on each Basic Rent Payment Date. Basic Rent shall be payable at the principal office of the Trustee on each Basic Rent Payment Date.

Section 3.2.  Additional Rent. Within 30 days after receipt of written notice thereof, the Tenant shall pay any Additional Rent required to be paid pursuant to this Lease not already paid.

Section 3.3.  Rent Payable Without Abatement or Setoff. The Tenant covenants and agrees with and for the express benefit of the Issuer and the Owner(s) of Bonds that all payments of Basic Rent and Additional Rent shall be made by the Tenant as the same become due. Further, the Tenant shall perform all of its obligations, covenants and agreements hereunder without notice or demand and without abatement, deduction, setoff, counterclaim, recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever, whether now existing or hereafter arising, and irrespective of whether the Improvements shall have been acquired, started or completed, or whether the Issuer’s title to the Leased Property or any part thereof is defective or non-existent, and notwithstanding any failure of consideration or commercial frustration of purpose, the eviction or constructive eviction of the Tenant or any subtenant, any Change of Circumstances, any change in the tax or other laws of the United States of America, the State, or any municipal corporation of either, any change in the Issuer’s legal organization or status, or any default of the Issuer hereunder, and regardless of the invalidity of any action of the Issuer or any other event or condition whatsoever, and regardless of the invalidity of any portion of this Lease, and the Tenant hereby waives the provisions of any statute or other law now or hereafter in effect contrary to any of its obligations, covenants or agreements under this Lease or which releases or purports to release the Tenant therefrom. During any period in which the Tenant is the sole Owner of Bonds, the Tenant may set off payments of Basic Rent hereunder against payments of principal and interest on the Bonds, but to do so, the Tenant must send the Trustee, acting as the Issuer’s Paying Agent, a letter waiving payment of principal and interest on the Bonds. Nothing in this Lease shall be construed as a waiver by the Tenant of any rights or claims the Tenant may have against the Issuer under this Lease or otherwise, but any recovery upon such rights and claims shall be had from the Issuer separately, it being the intent of this Lease that the Tenant shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Lease (including the obligation to pay Basic Rent and Additional Rent) for the benefit of the Owner(s) of Bonds.

Section 3.4.  Prepayment of Basic Rent. The Tenant may at any time prepay all or any part of the Basic Rent. Prepayments of Basic Rent will be applied to redemption of Bonds, including payment of redemption premium, as directed in writing by the Tenant, to the extent that Bonds are subject to optional redemption at the time of prepayment. Otherwise, prepayments of Basic Rent will be deposited in the Debt Service Fund to be applied to purchase of Bonds, or to optional redemption of Bonds (including redemption premium and interest) at the earliest date on which Bonds are subject to optional redemption. To the extent that the Tenant is the Owner of Bonds, the certificates representing some or all of such Bonds may be presented to the Trustee as the Issuer’s Paying Agent in lieu of payments of Basic Rent.

Section 3.5.  Deposit of Rent by the Trustee. As assignee of the Issuer’s rights hereunder, the Trustee shall deposit, use and apply all payments of Basic Rent and Additional Rent in accordance with the provisions of this Lease and the Indenture.

Section 3.6.  Acquisition of Bonds. If the Tenant acquires any Outstanding Bonds, it may present the certificate(s) representing such part of the Bonds to the Trustee for cancellation, and upon such cancellation, the Tenant’s obligation to pay Basic Rent shall be reduced in the same manner as provided for prepayments by the Tenant of Basic Rent. In no event, however, shall the Tenant’s obligation to pay Basic Rent be reduced in such a manner that the Trustee shall not have on deposit in the Debt Service Fund, on the next succeeding Payment Date, funds sufficient to pay the maturing principal of, redemption premium, if any, and interest on Outstanding Bonds, other than any Owned by the Tenant, as and when the same shall become due and according to the terms of the Bonds.

ARTICLE IV

Section 4.1.  Disposition of Original Proceeds; Project Fund. The Original Proceeds shall be paid over to the Trustee for the account of the Issuer. The Trustee shall pay from such Original Proceeds into the Debt Service Fund the full amount of any accrued interest received upon such sale. The remainder of such proceeds shall be deposited by the Trustee in the Project Fund to be used and applied as provided in this Lease and the Indenture.

ARTICLE V

Section 5.1.  Acquisition of Improvements. Concurrently with the issuance of the Bonds to it, the Tenant shall assign and transfer to the Issuer the Leased Property as described in Schedule I, subject to Permitted Encumbrances (including this Lease). The Tenant shall also concurrently with such conveyance make provisions for the discharge or subordination to the interests acquired by the Issuer of any liens or encumbrances incurred by it in connection with the construction, installation or development of the Improvements, other than Permitted Encumbrances.

Section 5.2.  Project Contracts. Prior to the delivery of this Lease, the Tenant may have entered into a contract or contracts with respect to the acquisition and/or construction of the Improvements. Those contracts, and any such contracts entered into by the Tenant or the Issuer after delivery of this Lease are hereinafter referred to as the “Project Contracts.” Prior to the delivery hereof, certain work has been or may have been performed on the Improvements pursuant to said Project Contracts or otherwise. The Tenant hereby covenants with the Issuer to perform the Project Contracts for the benefit of the Issuer as holder of title to the Leased Property as well as its own benefit as tenant under this Lease, and the Issuer hereby designates the Tenant as the Issuer’s agent for the purpose of executing and performing the Project Contracts. After the execution hereof, the Tenant shall cause the Project Contracts to be fully performed by the contractor(s), subcontractor(s) and supplier(s) thereunder in accordance with the terms thereof, and the Tenant covenants to cause the Improvements to be acquired, constructed, installed and/or completed in accordance with the Project Contracts. The Tenant warrants that the construction and/or acquisition of the Improvements in accordance with said Project Contracts will result in the Leased Property being suitable for use by the Tenant as a commercial oil refinery facility. Any and all amounts received by the Issuer, the Trustee or the Tenant from any of the contractors or other suppliers by way of breach of contract, refunds or adjustments shall become a part of and be deposited in the Project Fund.

Section 5.3.  Payment of Project Costs for Buildings and Improvements. The Issuer hereby agrees to pay for the acquisition of the Improvements to be paid for from the proceeds of Bonds, or any repairs or replacements to be made pursuant to Article XVIII of this Lease, but solely from Original Proceeds of the Bonds (or Net Proceeds, as applicable) as deposited in the Project Fund, and hereby authorizes and directs the Trustee to pay for the same, but solely from the Project Fund, from time to time, after issuance of the Bonds, upon receipt by the Trustee of a requisition certificate signed by the Authorized Tenant Representative in the form set forth as Appendix A hereto which is incorporated herein by reference.

The sole obligation of the Issuer under this paragraph shall be to cause the Trustee to make such disbursements upon receipt of such certificates and releases or waivers. The Trustee may rely fully on any such certificates and shall not be required to make any investigation in connection therewith.

Section 5.4.  Payment of Project Costs for Machinery and Equipment. The Issuer hereby agrees to pay for the purchase and acquisition of any machinery and equipment constituting a part of the Improvements, but solely from the Project Fund, from time to time, upon receipt by the Trustee of a certificate signed by the Authorized Tenant Representative in the form provided by Appendix A hereto which is incorporated herein by reference and accompanied by a complete description of each item of machinery or equipment, the date of acquisition by the Tenant and the acquisition cost.

The sole obligation of the Issuer under this Section shall be to cause the Trustee to make such disbursements upon receipt of said certificates. The Trustee may rely fully on any such certificate and shall not be required to make any independent investigation in connection therewith. All machinery, equipment and/or personal property acquired, in whole or in part, from funds deposited in the Project Fund pursuant to this Section will be considered a part of the Leased Property. With respect to items of machinery and equipment constituting a part of the Improvements, the Tenant shall maintain a running master list of such machinery and equipment, and within 30 days after the Completion Date, the Tenant shall prepare an accurate detailed final list of machinery and equipment constituting a part of the Improvements (but not installed as fixtures therein or thereon), which list shall be filed with the Trustee, and shall constitute a part of this Lease by reference. All machinery and equipment constituting a part of the Improvements shall be appropriately identified by separate schedule.

Section 5.5.  Completion of Improvements . The Tenant warrants that the Leased Property, when completed, will be occupied and used by the Tenant for its lawful business purposes. The Tenant covenants and agrees to proceed diligently to complete the Improvements to be acquired with the proceeds of the Series 2006 Bonds. Upon completion of the Improvements, the Tenant shall cause the Authorized Tenant Representative to deliver a Certificate of Completion, in the form substantially as attached hereto as Appendix B, to the Trustee. In the event funds remain on hand in the Project Fund on the date the Certificate of Completion is furnished to the Trustee, such remaining funds shall be transferred by the Trustee to the Debt Service Fund on the receipt of the Certificate of Completion and shall be applied in accordance with the provisions of the Indenture.

Section 5.6.  Deficiency of Project Fund. If Original Proceeds in the Project Fund are insufficient to pay fully any Project Costs (including reimbursements to the Tenant for Project Costs advanced by the Tenant prior to issuance of the Bonds) and to fully complete the Improvements, lien free (except for Permitted Encumbrances), the Tenant covenants to pay the full amount of any such deficiency by making payments directly to the contractors and to the suppliers of materials, machinery, equipment, property and services as the same shall become due, and the Tenant shall save the Issuer and the Trustee whole and harmless from any obligation to pay such deficiency.

Section 5.7. Right of Entry by the Issuer and the Trustee. The duly authorized agents of the Issuer and/or the Trustee shall have the right at any reasonable time and upon reasonable notice to the Tenant prior to the completion of the Improvements to have access to the Leased Property or any part thereof for the purpose of inspecting the acquisition, installation or construction thereof.

Section 5.8. Machinery and Equipment Purchased by the Tenant. If no part of the purchase price of an item of machinery, equipment or personal property is paid from Original Proceeds deposited in the Project Fund pursuant to the terms of this Lease, then such item of machinery, equipment or personal property will not be considered a part of the Leased Property.

Section 5.9.  Leased Property Property of the Issuer. All Improvements, all work and materials on Improvements as such work progresses, any Project Additions, anything under this Lease which becomes, is deemed to be, or constitutes a part of the Leased Property, and the Leased Property as fully completed, repaired, rebuilt, rearranged, restored or replaced by the Tenant under the provisions of this Lease, except as otherwise specifically provided herein, shall immediately when erected or installed become the absolute property of the Issuer. Any Improvements that become a part of the real estate as fixtures shall remain separate from the Tenant’s property unless and until purchased by the Tenant from the Issuer as provided in this Lease.

Section 5.10.  Kansas Retailers’ Sales Tax.

The parties have entered into this Lease in contemplation that, under the existing provisions of K.S.A. 79-3606, subsections (b) and (d) and other applicable laws, sales of tangible personal property or services purchased in connection with construction of the Improvements are entitled to exemption from the tax imposed by the Kansas Retailers’ Sales Tax Act. The parties agree that the Issuer shall, upon the request of and with the Tenant’s assistance, promptly obtain from the State and furnish to the contractors and suppliers a project exemption certificate for the construction of the Improvements. The Tenant covenants that said exemption certificate shall be used only in connection with the purchase of tangible personal property or services becoming a part of the Leased Property.

ARTICLE VI

Section 6.1.  Insurance. During the Term of this Lease, the Tenant shall obtain and maintain such general accident and public liability insurance covering the Tenant’s operations in or upon the Leased Property (including coverage for losses arising from the ownership, maintenance, use or operation of any automobile, truck or other vehicle in or upon the Leased Property), such insurance insuring the Leased Property against loss or damage by fire, lightning and all other risks covered by the broadest form extended coverage insurance endorsement then in use in the State, and such other property, casualty, liability and worker’s compensation insurance as is customarily carried by business of the type in which the Tenant is engaged, subject to reasonable deductibles, all of which insurance shall name the Tenant, the Issuer, and the Trustee as insureds and loss payees, as their interests appear. The Trustee shall have no duty to review the insurance required by this Article VI (or certificates thereof) or to inquire as to the compliance thereof with this Article VI.

ARTICLE VII

Section 7.1.  Impositions. The Tenant shall, during the Term of this Lease, bear, pay and discharge, before the delinquency thereof, any and all Impositions. In the event any Impositions may be lawfully paid in installments, the Tenant shall be required to pay only such installments thereof as become due and payable during the term of this Lease as and when the same become due and payable.

Section 7.2.  Receipted Statements. Unless the Tenant exercises its right to contest any Impositions in accordance with Section 7.3 hereof, the Tenant shall, within 30 days after the last day for payment without penalty or interest of an Imposition which the Tenant is required to bear, pay and discharge pursuant to the terms hereof, deliver to the Trustee a copy of the statement issued therefor duly receipted to show the payment thereof.

Section 7.3.  Contest of Impositions. The Tenant shall have the right, in its own or the Issuer’s name or both, to contest the validity or amount of any Imposition by appropriate legal proceedings instituted before the Imposition complained of becomes delinquent if, and provided, the Tenant (i) before instituting any such contest, shall give the Issuer and the Trustee written notice of its intention to do so and, if requested in writing by the Issuer or the Trustee, shall deposit with the Trustee a surety bond of a surety company acceptable to the Issuer as surety, in favor of the Issuer and the Trustee, as their interests may appear, or cash, in a sum of at least the amount of the Imposition so contested, assuring the payment of such contested Impositions together with all interest and penalties to accrue thereon and court costs, (ii) diligently prosecutes any such contest and at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, and (iii) promptly pays any final judgment enforcing the Imposition so contested and thereafter promptly procures record release or satisfaction thereof. The Tenant shall indemnify and hold the Issuer whole and harmless from any costs and expenses the Issuer may incur related to any such contest.

Section 7.4.  Ad Valorem Taxes. The parties acknowledge that under the existing provisions of K.S.A. 79-201a, as amended, the property acquired, constructed or purchased with the proceeds of the Bonds (except such property used for certain retail uses) is eligible to receive exemption from ad valorem taxation for a period up to 10 calendar years after the calendar year in which the Bonds are issued, provided the Issuer has complied with certain notice, hearing and procedural requirements established by law, and proper application has been made. The Issuer represents that such notice, hearing and procedural requirements will have been complied with at the Issue Date. Subject to the provisions of Section 7.5 of this Lease, and to the provisions of the Agreement for Payment in Lieu of Taxes referred to therein, the Issuer will, at the Tenant’s request, with information furnished by Tenant and the Trustee, make all necessary filings regarding the application for 100% ad valorem tax exemption for the full 10-year period on or before March 1 in the calendar year following the calendar year in which the Bonds were issued, and will renew said application from time to time and take any other action as may be necessary to maintain such ad valorem tax exemption in full force and effect, in accordance with K.S.A. 79-201a, 79-210 et seq. and the requirements of the State Board of Tax Appeals. If it becomes necessary to litigate the issue of availability or applicability of the ad valorem tax exemption, the Issuer will cooperate fully with Tenant in pursuing such litigation, but all litigation costs and reasonable attorney fees must be paid by Tenant, either directly or as Additional Rent.

Section 7.5.  Payment in Lieu of Taxes. The Tenant agrees to pay to the Issuer payments in lieu of taxes on the Leased Property for each year that the Leased Property is exempt from ad valorem taxes and to pay as an Imposition hereunder taxes for any year in which the Leased Property did not, or does not qualify, in accordance with the separate Agreement for Payment in Lieu of Taxes delivered concurrently with this Lease.

ARTICLE VIII

Section 8.1.  Use of Leased Property. Subject to the provisions of this Lease, the Tenant shall have the right to use the Leased Property for any and all purposes allowed by law and contemplated by the constitution of the State and the Act. The Tenant shall comply in all material respects with all statutes, laws, ordinances, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Leased Property or to any adjoining public ways, as to the manner of use or the condition of the Leased Property or of adjoining public ways. The Tenant shall comply with the mandatory requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of this Lease. The Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of, the failure of the Tenant to comply with the provisions of this Article.

ARTICLE IX

Section 9.1.  Sublease by the Tenant. The Tenant may sublease the Leased Property to a single party or entity, with the prior written consent of the Issuer. In the event of any such subleasing, the Tenant shall remain fully liable for the performance of its duties and obligations hereunder, and no such subleasing and no dealings or transactions between the Issuer or the Trustee and any such subtenant shall relieve the Tenant of any of its duties and obligations hereunder.

Any such sublease shall be subject and subordinate in all respects to the provisions of this Lease.

Section 9.2.  Assignment by the Tenant. The Tenant may assign, mortgage, sell, or otherwise transfer its interest in this Lease only with the prior written consent of the Issuer. In the event of any such assignment, the Tenant shall remain fully liable for the performance of its duties and obligations hereunder, except to the extent hereinafter provided, and no such assignment and no dealings or transactions between the Issuer or the Trustee and any such assignee shall relieve the Tenant of any of its duties and obligations hereunder, except as may be otherwise provided in the following Section.

Section 9.3.  Release of the Tenant. If, in connection with an assignment by the Tenant of its interest in this Lease, (a) the Issuer and the Owners of at least seventy-five percent (75%) in aggregate principal amount of the Outstanding Bonds (including any Additional Bonds) shall file with the Trustee and the Original Purchaser their prior written consent to such assignment, and (b) the proposed assignee shall expressly assume and agree to perform all of the obligations of the Tenant under this Lease; then the Tenant shall be fully released from all obligations accruing hereunder after the date of such assignment.

Section 9.4.  Mergers and Consolidations. Notwithstanding the provisions of Sections 9.2 and 9.3 above, if the Tenant shall assign or transfer, by operation of law or otherwise, its interests in this Lease in connection with a transaction involving the merger or consolidation of the Tenant with or into, or a sale, lease or other disposition of all or substantially all of the property of the Tenant as an entirety to another person, association, corporation or other entity, and (a) the Issuer shall file with the Trustee its prior written consent to such assignment, transfer or merger, (b) the proposed assignee, transferee or surviving corporation shall expressly assume and agree to perform all of the obligations of the Tenant under this Lease with regard to the Bonds, and (c) the Tenant shall furnish the Trustee and the Issuer with evidence in the form of financial statements accompanied by a proforma balance sheet prepared by an independent certified public accountant of recognized standing showing that the net worth of such proposed assignee, transferee or surviving entity immediately following such assignment, transfer or merger will be at least equal to the net worth of the Tenant as shown by the most recent financial statements of the Tenant furnished to the Trustee pursuant to this Lease; then and in such event the Tenant shall be fully released from all obligations accruing hereunder after the date of such assignment, transfer or merger.

Section 9.5.  Covenant Against Other Assignments. The Tenant will not assign or in any manner transfer its interests under this Lease, nor will it suffer or permit any assignment thereof by operation of law, except in accordance with the limitations, conditions and requirements herein set forth.

ARTICLE X

Section 10.1.  Repairs and Maintenance. The Tenant covenants and agrees that it will, during the Term of this Lease, at its own expense, keep and maintain the Leased Property and all parts thereof in good condition and repair, including but not limited to the furnishing of all parts, mechanisms and devices required to keep the machinery, equipment and personal property constituting a part of the Leased Property in good mechanical and working order.

Section 10.2.  Removal, Disposition and Substitution of Machinery or Equipment. (a)  The Tenant shall have the right to remove and sell or otherwise dispose of any machinery or equipment which constitutes a part of the Leased Property and which is no longer used by the Tenant or, in the opinion of the Tenant, is no longer useful to the Tenant in its operations (whether by reason of changed processes, changed techniques, obsolescence, depreciation or otherwise); provided the Tenant promptly replaces any such machinery or equipment so removed with machinery or equipment of the same or a different kind but which is capable of performing the same function, efficiently, as the machinery or equipment so removed. The machinery or equipment so acquired by the Tenant to replace such machinery or equipment thereafter shall be deemed a part of the Leased Property. The Tenant shall keep a record or records containing a complete description, including make, model and serial numbers, if any, of the machinery or equipment which the Tenant has acquired to replace the machinery or equipment so removed by the Tenant.

(b) All machinery or equipment constituting a part of the Leased Property and removed by the Tenant in compliance with this Section shall become the absolute property of the Tenant and may be sold or otherwise disposed of by the Tenant without otherwise accounting to the Issuer or the Trustee. In all cases, the Tenant shall pay all the costs and expenses of any such removal and shall immediately repair at its expense all damage caused thereby. The Tenant’s rights under this Section to remove machinery or equipment constituting a part of the Leased Property are intended only to permit the Tenant to maintain an efficient operation by the removal of such machinery and equipment no longer suitable to the Tenant’s use for any of the reasons set forth in this Section and such rights are is not to be construed to permit a removal under any other circumstances and shall not be construed to permit the wholesale removal of such machinery or equipment by the Tenant.

ARTICLE XI

Section 11.1.  Alteration of Leased Property. The Tenant shall have and is hereby given the right, at its sole cost and expense, to make such additions, changes and alterations in and to any part of the Leased Property as the Tenant from time to time may deem necessary or advisable, provided however, the Tenant shall not make any major addition, change or alteration which will adversely affect the intended use or structural strength or value of any part of the Improvements. All additions, changes and alterations made by the Tenant pursuant to the authority of this Article shall (a) be made in a workmanlike manner and in strict compliance with all laws and ordinances applicable thereto, (b) when commenced, be prosecuted to completion with due diligence, and (c) when completed, shall be deemed a part of the Leased Property; provided, however, that additions of machinery, equipment and/or personal property of the Tenant, not purchased or acquired from proceeds of the Bonds shall remain the separate property of the Tenant and may be removed by the Tenant prior to or as provided in Section 22.1 hereof.

ARTICLE XII

Section 12.1.  Additional Improvements. The Tenant shall have and is hereby given the right, at its sole cost and expense, to acquire, construct or install within areas occupied by the Improvements, or in airspace above the Leased Property, such additional buildings and improvements as the Tenant from time to time may deem necessary or advisable. All additional buildings and improvements constructed by the Tenant pursuant to the authority of this Article shall, during the Term, remain the property of the Tenant and may be added to, altered or razed and removed by the Tenant at any time during the Term hereof. The Tenant covenants and agrees (a) to make all repairs and restorations, if any, required to be made to the Leased Property because of the construction of, addition to, alteration or removal of, said additional buildings or improvements, (b) to keep and maintain said additional buildings and improvements in good condition and repair, ordinary wear and tear excepted, (c) to promptly and with due diligence either raze and remove from the Leased Property site, in a good, workmanlike manner, or repair, replace or restore such of said additional buildings or improvements as may from time to time be damaged by fire or other casualty, and (d) that all additional buildings and improvements constructed by the Tenant pursuant to this Article which remain in place after the termination of this Lease for any cause other than the purchase of the Leased Property pursuant to Article XVII hereof shall, upon and in the event of such termination, become the separate and absolute property of the Issuer.

ARTICLE XIII

Section 13.1.  Securing of Permits and Authorizations. The Tenant shall not do or permit others under its control to do any work in or in connection with the Leased Property or related to any repair, rebuilding, restoration, replacement, alteration of or addition to the Leased Property, or any part thereof, unless all requisite municipal and other governmental permits and authorizations shall have first been procured and paid for. All such work shall be done in a good and workmanlike manner and in compliance with all applicable building, zoning and other laws, ordinances, governmental regulations and requirements and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of this Lease.

Section 13.2.  Mechanic’s Liens. The Tenant shall not do or suffer anything to be done whereby the Leased Property, or any part thereof, is encumbered by any mechanic’s or other similar lien. Should any mechanic’s or other similar lien ever be filed against the Leased Property, or any part thereof, the Tenant shall discharge the same of record within 30 days after the date of filing. Notice is hereby given that the Issuer does not authorize or consent to and shall not be liable for any labor or materials furnished to the Tenant or anyone claiming by, through or under the Tenant upon credit, and that no mechanic’s or similar liens for any such labor, services or materials shall attach to or affect the reversionary or other estate of the Issuer in and to the Leased Property, or any part thereof.

Section 13.3.  Contest of Liens. The Tenant, notwithstanding the above, shall have the right to contest any such mechanic’s or other similar lien if within said 30-day period stated above it (a) notifies the Issuer and the Trustee in writing of its intention so to do, and if requested by the Trustee, deposits with the Trustee a surety bond issued by a surety company acceptable to the Issuer as surety, in favor of the Issuer, or cash, in the amount of the lien claim so contested, indemnifying and protecting the Issuer from and against any liability, loss, damage, cost and expense of whatever kind or nature growing out of or in any way connected with said asserted lien and the contest thereof, (b) diligently prosecutes such contest, at all times effectively staying or preventing any official or judicial sale of the Leased Property or any part thereof or interest therein, under execution or otherwise, and (c) promptly pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

Section 13.4.  Utilities. All utilities and utility services used by the Tenant in, on or about the Leased Property shall be contracted for by the Tenant in the Tenant’s own name and the Tenant shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith.

ARTICLE XIV

Section 14.1.  Indemnity. The Tenant shall and hereby covenants and agrees to indemnify, protect, defend and save the Issuer, the Trustee and the Owner(s) of Bonds harmless from and against any and all claims, demands, liabilities and costs, including attorneys’ fees, arising from damage or injury, actual or claimed, of whatsoever kind or character, to property or persons, occurring or allegedly occurring in, on or about the Leased Property during the Term hereof, and upon timely written notice from the Issuer or the Trustee, the Tenant shall defend the Issuer and the Trustee in any action or proceeding brought thereon; provided, however, that nothing contained in this Section shall be construed as requiring the Tenant to indemnify the Issuer or the Trustee for any claim resulting from any willful or malicious act or omission of the Issuer or the Trustee, or their respective agents and employees. The Tenant also covenants and agrees, at its expense, to pay and to indemnify the Issuer, the Trustee and the Owner(s) of Bonds from and against all costs, expenses and charges, including reasonable counsel fees (to the extent permitted by law), incurred in obtaining possession of the Leased Property after default of the Tenant, or in enforcing any covenant or agreement of the Tenant contained in this Lease or the Indenture.

ARTICLE XV

Section 15.1.  Access to Leased Property. The Issuer, for itself and its duly authorized representatives and agents, including the Trustee, reserves the right to enter the Leased Property at all reasonable times during usual business hours throughout the Term, upon reasonable notice, for the purpose of (a) examining and inspecting the same, (b) performing such work made necessary by reason of the Tenant’s default under any of the provisions of this Lease, and (c) after an Event of Default, for the purpose of exhibiting the Leased Property to prospective purchasers, lessees or mortgagees. The Issuer may, during the progress of said work mentioned in (b) above, keep and store on the Leased Property all necessary materials, supplies and equipment and shall not be liable for inconvenience, annoyances, disturbances, loss of business or other damage suffered by reason of the performance of any such work or the storage of such materials, supplies and equipment.

ARTICLE XVI

Section 16.1.  Option to Extend Basic Term. The Tenant shall have and is hereby given the right and option to extend the Basic Term of this Lease for the Additional Term provided that (a) the Tenant shall give the Issuer written notice of its intention to exercise the option at least 30 days prior to the expiration of the Basic Term and (b) the Tenant is not in Default hereunder at the time it gives the Issuer such notice or at the time the Additional Term commences. In the event the Tenant exercises such option, the terms, covenants, conditions and provisions set forth in this Lease shall be in full force and effect and binding upon the Issuer and the Tenant during the Additional Term except that the Basic Rent during any extended term herein provided for shall be the sum of $100.00 per year, payable in advance on the first Business Day of such Additional Term.

ARTICLE XVII

Section 17.1.  Option to Purchase Leased Property. Subject to the provisions of this Article, the Tenant shall have the right and option to purchase the Leased Property at any time during the Term hereof and for 120 days thereafter; provided however, if Tenant fails to exercise the option within the 120 days, then Issuer shall give Tenant written notice of Tenant’s right to exercise the option and the option shall be extended for an additional 30 days after receipt of such written notice. The Tenant shall exercise its option by giving the Issuer written notice of the Tenant’s election to exercise its option and specifying the date, time and place of closing, which date (the “Purchase Date”) shall neither be earlier than 30 days nor later than 180 days after the notice is given. The Tenant may not, however, exercise such option if the Tenant is in Default hereunder on the Purchase Date unless all Defaults are cured upon payment of the purchase price specified in Section 17.2.

Section 17.2.  Quality of Title and Purchase Price. If said notice of election to purchase is given, the Issuer shall sell and convey all of its interests in the Leased Property to the Tenant on the Purchase Date free and clear of all liens and encumbrances except (a) Permitted Encumbrances, (b) those to which title was subject on the date of conveyance to the Issuer of the Leased Property, or to which title became subject with the Tenant’s written consent, or which resulted from any failure of the Tenant to perform any of its covenants or obligations under this Lease, (c) taxes and assessments, general and special, if any, and (d) the rights of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the Leased Property, for a price determined as follows (which the Tenant agrees to pay in cash at the time of delivery of the Issuer’s deed or other instrument or instruments of transfer of the Leased Property to the Tenant as hereinafter provided):

(1)  The full amount which is required to provide the Issuer and the Trustee with funds sufficient, in accordance with the provisions of the Indenture, to pay at maturity or to redeem and pay in full (A) the principal of all of the Outstanding Bonds, (B) all interest due thereon to date of maturity or redemption, whichever first occurs, and (C) all costs, expenses and premiums incident to the redemption and payment of said Bonds in full, plus

(2)  $100.00.

To the extent that the Tenant owns Bonds, it may pay the price for the Leased Property by presenting Bonds for cancellation. Nothing in this Article shall release or discharge the Tenant from its duty or obligation under this Lease to make any payment of Basic Rent or Additional Rent which, in accordance with the terms of this Lease, becomes due and payable prior to the Purchase Date, or its duty and obligation to fully perform and observe all covenants and conditions herein stated to be performed and observed by the Tenant prior to the Purchase Date.

Section 17.3.  Closing of Purchase. On the Purchase Date the Issuer shall deliver to the Tenant its special warranty deed and/or other appropriate instrument or instruments of conveyance or assignment, properly executed and conveying the Leased Property to the Tenant free and clear of all liens and encumbrances except as set forth in the preceding section above, or conveying such other title to the Leased Property as may be acceptable to the Tenant, and the Tenant shall pay the full purchase price for the Leased Property as follows: (a) the amount specified in clause (1) of Section 17.2 shall be paid to the Trustee for deposit in the Debt Service Fund to be used to pay or redeem Bonds and the interest thereon as provided in the Indenture, and (b) the amount specified in clause (2) of said Section 17.2 shall be paid to the Issuer; provided, however, nothing herein shall require the Issuer to deliver its appropriate instrument or instruments of assignment or conveyance to the Tenant until after all duties and obligations of the Tenant under this Lease to the date of such delivery have been fully performed and satisfied or adequate provision made for such performance and satisfaction. Upon the delivery to the Tenant of the Issuer’s appropriate instrument or instruments of assignment or conveyance, payment of the purchase price by the Tenant and legal defeasance of the Bonds, this Lease shall ipso facto terminate, subject to the provisions of Section 20.2 hereof.

Section 17.4.  Effect of Failure to Complete Purchase. If, for any reason, the purchase of the Leased Property by the Tenant pursuant to valid notice of election to purchase is not effected on the Purchase Date, this Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given, except that if such purchase is not effected on the Purchase Date because the Issuer does not have or is unable to convey to the Tenant such title to the Leased Property as the Tenant is required to accept, the Issuer shall use its best efforts to cure any such defect in its title to the Leased Property. In the event the Issuer is unable to cure such defect in its title to the Leased Property, or if the Issuer’s failure to close would be a breach of its obligations hereunder, the Tenant shall have the right to cancel this Lease forthwith and remain in possession of the Leased Property if, but only if, the principal of and interest on the Bonds and all costs incident to the redemption and payment of the Bonds have been paid in full. The Tenant shall also have the right to exercise any legal or equitable remedies, in its own name or in the name of the Issuer, to obtain acceptable title to the Leased Property.

Section 17.5.  Application of Condemnation Awards if the Tenant Purchases Leased Property. The right of the Tenant to exercise its option to purchase the Leased Property under the provisions of this Article shall remain unimpaired notwithstanding any condemnation of title to, or the use for a limited period of, all or any part of the Leased Property. If the Tenant shall exercise its said option and pay the purchase price as provided in this Article, all of the condemnation awards received by the Issuer after the payment of said purchase price, less all attorneys’ fees and other expenses and costs incurred by the Issuer as the owner of the Leased Property in connection with such condemnation, shall belong and be paid to the Tenant.

ARTICLE XVIII

Section 18.1.  Damage and Destruction.

(a)  If, during the Term, any Improvements are damaged or destroyed, in whole or in part, by fire or other casualty, the Tenant shall promptly notify the Issuer and the Trustee in writing as to the nature and extent of such damage or loss and whether it is practicable and desirable to rebuild, repair, restore or replace such damage or loss.

(b)  If the Tenant shall determine that such rebuilding, repairing, restoring or replacing is practicable and desirable, the Tenant shall forthwith proceed with and complete with reasonable dispatch such rebuilding, repairing, restoring or replacing. In such case, any Net Proceeds of property and/or casualty insurance required by this Lease and received with respect to any such damage or loss to the Improvements shall be paid to the Trustee and shall be deposited in the Project Fund and shall be used and applied for the purpose of paying the cost of such rebuilding, repairing, restoring or replacing such damage or loss. Any amount remaining in the Project Fund after such rebuilding, repairing, restoring or replacing shall be paid to the Tenant.

(c)  If the Tenant shall reasonably determine that rebuilding, repairing, restoring or replacing the Improvements is not practicable and desirable, any Net Proceeds of property and/or casualty insurance required by this Lease and received with respect to any such damage or loss to the Leased Property shall be paid into the Debt Service Fund. The Tenant agrees that it shall be reasonable in exercising its judgment pursuant to this subsection (c).

(d)  The Tenant shall not, by reason of its inability to use all or any part of the Improvements during any period in which the Improvements are damaged or destroyed, or are being repaired, rebuilt, restored or replaced nor by reason of the payment of the costs of such rebuilding, repairing, restoring or replacing, be entitled to any reimbursement or any abatement or diminution of the Basic Rent or Additional Rent payable by the Tenant under this Lease nor of any other obligations of the Tenant under this Lease except as expressly provided in this Section.

Section 18.2.  Condemnation.

(a)  If, during the Term title to, or the temporary use of, all or any part of the Leased Property shall be condemned by any authority exercising the power of eminent domain (other than the Issuer), the Tenant shall, within 30 days after the date of entry of a final order in any eminent domain proceedings granting condemnation, notify the Issuer and the Trustee in writing as to the nature and extent of such condemnation and whether it is practicable and desirable to acquire substitute land or construct substitute Improvements.

(b)  If the Tenant shall determine that such substitution is practicable and desirable, the Tenant shall forthwith proceed with and complete with reasonable dispatch the acquisition or construction of such substitute Improvements. In such case, any Net Proceeds received from any award or awards with respect to the Leased Property or any part thereof made in such condemnation or eminent domain proceedings shall be paid to the Trustee for the account of the Tenant and shall be deposited in the Project Fund and shall be used and applied for the purpose of paying the cost of such substitution. Any amount remaining in the Project Fund after such acquisition or construction shall be paid to Tenant.

(c)  If the Tenant shall reasonably determine that it is not practicable and desirable to acquire or construct substitute Improvements, any Net Proceeds of condemnation awards received by the Tenant shall be paid into the Debt Service Fund. The Tenant agrees that it shall be reasonable in exercising its judgment pursuant to this subsection.

(d)  The Tenant shall not, by reason of its inability to use all or any part of the Improvements during any such period of restoration or acquisition nor by reason of the payment of the costs of such restoration or acquisition, be entitled to any reimbursement or any abatement or diminution of the Basic Rent or Additional Rent nor of any other obligations hereunder payable by the Tenant under this Lease.

(e)  The Issuer shall cooperate fully with the Tenant in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Leased Property or any part thereof so long as the Issuer is not the condemning authority. In no event will the Issuer voluntarily settle or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Leased Property or any part thereof without the written consent of the Tenant and the Trustee.

Section 18.3.  Effect of Tenant’s Defaults.  Anything in this Article to the contrary notwithstanding, the Issuer and the Trustee shall have the right at any time and from time to time to withhold payment of all or any part of the Net Proceeds from the Project Fund attributable to damage, destruction or condemnation of the Leased Property to the Tenant or any third party if an Event of Default has occurred and is continuing, or the Issuer or the Trustee has given notice to the Tenant of any Default which, with the passage of time, will become an Event of Default. In the event the Tenant shall cure any Defaults specified herein, the Trustee shall make payments from the Net Proceeds to the Tenant in accordance with the provisions of this Article. However, if this Lease is terminated or the Issuer or the Trustee otherwise re-enters and takes possession of the Leased Property without terminating this Lease, the Trustee shall pay all the Net Proceeds held by it into the Debt Service Fund and all rights of the Tenant in and to such Net Proceeds shall cease.

ARTICLE XIX

Section 19.1.  Change of Circumstances. If at any time during the Basic Term, a Change of Circumstances occurs, then the Tenant shall have the option to purchase the Leased Property pursuant to Article XVII or the option to terminate this Lease by giving the Issuer notice of such termination within 90 days after the Tenant has actual knowledge of the event giving rise to such option. Such termination shall become effective when all of the Bonds Outstanding are paid or payment is provided for pursuant to the Indenture.

ARTICLE XX

Section 20.1.  Remedies on Default. Whenever any Event of Default shall have happened and be continuing, the Trustee (acting on behalf of the Issuer, as assignee of the Issuer’s rights hereunder) may take any legal action, including but not limited to, one or more of the following remedial actions:

(a)  By written notice to the Tenant upon acceleration of maturity of the Bonds as provided in the Indenture, the Trustee acting on behalf of the Issuer may declare the aggregate amount of all unpaid Basic Rent or Additional Rent then or thereafter required to be paid under this Lease by the Tenant to be immediately due and payable as liquidated damages from the Tenant, whereupon the same shall become immediately due and payable by the Tenant.

(b)  The Trustee acting on behalf of the Issuer may give the Tenant written notice of intention to terminate this Lease on a date specified therein, which date shall not be earlier than 30 days after such notice is given and, if all Defaults have not then been cured on the date so specified, the Tenant’s rights to possession of the Leased Property shall cease, and this Lease shall thereupon terminate. The Trustee acting on behalf of the Issuer may thereafter re-enter and take possession of the Leased Property and pursue all its available remedies, including sale of the Leased Property and judgment against the Tenant for possession of the Leased Property and/or all Basic Rent and Additional Rent then owing, including costs and attorney fees.

(c)  If, in accordance with any of the foregoing provisions of this Article, the Issuer shall have the right to elect to re-enter and take possession of the Leased Property, the Issuer or the Trustee acting on behalf of the Issuer, may enter and expel the Tenant and those claiming through or under the Tenant and remove the property and effects of both or either by all lawful means without being guilty of any manner of trespass and without prejudice to any remedies for arrears of Basic Rent or Additional Rent or preceding breach of contract by the Tenant.

(d)  Net proceeds of any reletting or sale of the Leased Property shall be deposited in the Debt Service Fund for application to pay the Bonds and interest thereon. “Net proceeds” shall mean the receipts obtained from reletting or sale after deducting all expenses incurred in connection with such reletting or sale, including without limitation, all repossession costs, brokerage commissions, legal fees and expenses, expenses of employees, alteration costs and expenses of preparation of the Leased Property for reletting or sale.

(e)  The Issuer may recover from the Tenant any attorney fees incurred in exercising any of its remedies under this Lease.

Section 20.2.  Survival of Obligations. The Tenant covenants and agrees with the Issuer that until all Bonds and the interest thereon and redemption premium, if any, are paid in full or provision is made for the payment thereof in accordance with the Indenture, its obligations under this Lease shall survive the cancellation and termination of this Lease for any cause and/or sale of the Leased Property, and that the Tenant shall be obligated to pay Basic Rent and Additional Rent (reduced by any net income the Issuer or the Trustee may receive from the Leased Property after such termination) and perform all other obligations provided for in this Lease, all at the time or times provided in this Lease. Notwithstanding any provision of this Lease or the Indenture, the Tenant’s obligations under Section 14.1 hereof shall survive any termination, release or assignment of this Lease or the Indenture and payment or provision for payment of the Bonds.

Section 20.3.  No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute, subject to the provisions of the Indenture. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than notice required herein.

ARTICLE XXI

Section 21.1.  Performance of the Tenant’s Obligations by the Issuer. If the Tenant shall fail to keep or perform any of its obligations as provided in this Lease, then the Issuer may (but shall not be obligated to do so) upon the continuance of such failure on the Tenant’s part for 90 days after notice of such failure is given the Tenant by the Issuer or the Trustee and without waiving or releasing the Tenant from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and the Tenant shall reimburse the Issuer for all sums so paid by the Issuer and all necessary or incidental costs and expenses incurred by the Issuer in performing such obligations through payment of Additional Rent. If such Additional Rent is not so paid by the Tenant within 10 days of demand, the Issuer shall have the same rights and remedies provided for in Article XX in the case of Default by the Tenant in the payment of Basic Rent.

ARTICLE XXII

Section 22.1.  Surrender of Possession. Upon accrual of the Issuer’s right of reentry as the result of the Tenant’s Default hereunder or upon the cancellation or termination of this Lease by lapse of time or otherwise (other than as a result of the Tenant’s purchase of the Leased Property), the Tenant shall peacefully surrender possession of the Leased Property to the Issuer in good condition and repair, ordinary wear and tear excepted; provided, however, the Tenant shall have the right, prior to or within 30 business days after the termination of this Lease, to remove from on or about the Leased Property the buildings, improvements, machinery, equipment, personal property, furniture and trade fixtures which the Tenant owns under the provisions of this Lease and are not a part of the Leased Property. All repairs to and restorations of the Leased Property required to be made because of such removal shall be made by and at the sole cost and expense of the Tenant. All buildings, improvements, machinery, equipment, personal property, furniture and trade fixtures owned by the Tenant and which are not so removed from on or about the Leased Property prior to or within 30 business days after such termination of this Lease shall become the separate and absolute property of the Issuer.

ARTICLE XXIII

Section 23.1.  Notices. All notices required or desired to be given hereunder shall be in writing and shall be delivered in person to the Notice Representative or mailed by restricted mail to the Notice Address. All notices given by restricted mail as aforesaid shall be deemed duly given as of the date three days after they are so mailed. When mailed notices are given, the party giving notice will use reasonable diligence to contact the party being notified by telephone, electronic mail or facsimile on or before the date such notice is mailed.

ARTICLE XXIV

Section 24.1.  Triple-Net Lease. The parties hereto agree (a) that this Lease is intended to be a triple-net lease, meaning that the Issuer is entitled to Basic Rent equal to the amount of its obligation to pay principal and interest on the Bonds, and that the Tenant is legally responsible for all other expenses of maintaining and insuring the Leased Property and for any property taxes levied against it (b) that the payments of Basic Rent and Additional Rent are designed to provide the Issuer and the Trustee with funds adequate in amount to pay all principal of and interest on all Bonds as the same become due and payable and to pay and discharge all of the other duties and requirements set forth herein, and (c) that to the extent that the payments of Basic Rent and Additional Rent are not adequate to provide the Issuer and the Trustee with funds sufficient for the purposes aforesaid, the Tenant shall be obligated to pay, and it does hereby covenant and agree to pay, upon demand therefor, as Additional Rent, such further sums of money as may from time to time be required for such purposes.

Section 24.2.  Funds Held by the Trustee After Payment of Bonds. If, after the principal of and interest on all Bonds and all costs incident to the payment of Bonds have been paid in full, the Trustee holds unexpended funds received in accordance with the terms hereof, such unexpended funds shall, except as otherwise provided in this Lease and the Indenture and after payment therefrom to the Issuer of any sums of money then due and owing by the Tenant under the terms of this Lease, be the absolute property of and be paid over forthwith to the Tenant.

ARTICLE XXV

Section 25.1.  Rights and Remedies.  The rights and remedies reserved by the Issuer and the Tenant hereunder and those provided by law shall be construed as cumulative and continuing rights. No one of them shall be exhausted by the exercise thereof on one or more occasions. The Issuer and the Tenant shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

Section 25.2.  Waiver of Breach. No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by either party of any covenant, agreement or undertaking, the nondefaulting party may nevertheless accept from the other any payment or payments or performance hereunder without in any way waiving its right to exercise any of its rights and remedies provided for herein or otherwise with respect to any such Default or Defaults which were in existence at the time such payment or payments or performance were accepted by it.

Section 25.3.  The Issuer Shall Not Unreasonably Withhold Consents and Approvals. Wherever in this Lease it is provided that the Issuer shall, may or must give its approval or consent, or execute supplemental agreements, exhibits or schedules, the Issuer shall not unreasonably or arbitrarily withhold or refuse to give such approvals or consents or refuse to execute such supplemental agreements, exhibits or schedules.

ARTICLE XXVI

Section 26.1.  The Issuer May Not Sell. The Issuer covenants that unless an Event of Default under this Lease has occurred and is continuing, and the remaining Term of this Lease has been terminated, it will not, without the Tenant’s written consent, unless required by law, sell or otherwise part with or encumber its fee title interest in the Leased Property at any time during the Term of this Lease.

Section 26.2. Quiet Enjoyment and Possession. The Tenant shall enjoy peaceable and quiet possession of the Leased Property as long as no Event of Default has occurred and is continuing.

ARTICLE XXVII

Section 27.1.  Investment Tax Credit; Depreciation. The Tenant shall be entitled to claim the full benefit of (l) any investment credit against federal or state income tax allowable with respect to expenditures of the character contemplated hereby under any federal or state income tax laws now or from time to time hereafter in effect, and (2) any deduction for depreciation with respect to the Leased Property from federal or state income taxes. The Issuer agrees that it will upon the Tenant’s request execute all such elections, returns or other documents which may be reasonably necessary or required to more fully assure the availability of such benefits to the Tenant.

ARTICLE XXVIII

Section 28.1.  Amendments. This Lease may be amended, changed or modified in writing in the following manner:

(a)  With respect to an amendment, change or modification which reduces the Basic Rent or Additional Rent, or any amendment which reduces the percentage of Owner(s) of Bonds whose consent is required for any such amendment, change or modification, by an agreement in writing executed by the Issuer and the Tenant and consented to in writing by the Trustee and by Owner(s) of Bonds owning at least 90% of the aggregate principal amount of the Bonds then Outstanding;

(b)  With respect to any other amendment, change or modification which will materially adversely affect the security or rights of the Owner(s) of Bonds, by an agreement in writing executed by the Issuer and the Tenant and consented to in writing by the Trustee and by Owner(s) of Bonds owning at least 66-2/3% of the aggregate principal amount of the Bonds then Outstanding; and

(c)  With respect to all other amendments, changes, or modifications, by an agreement in writing executed by the Issuer and the Tenant.

At least 30 days prior to the execution of any agreement pursuant to (c) above, the Issuer and the Tenant shall furnish the Trustee and the Original Purchaser of the Bonds with a copy of the amendment, change or modification proposed to be made.

Section 28.2.  Granting of Easements. If no Event of Default under this Lease shall have happened and be continuing, the Tenant may, at any time or times, (a) grant easements, licenses and other rights or privileges in the nature of easements with respect to any property included in the Leased Property, free from any rights of the Issuer or the Owner(s) of Bonds, or (b) release existing easements, licenses, rights-of-way and other rights or privileges, all with or without consideration and upon such terms and conditions as the Tenant shall determine, and the Issuer agrees, to the extent that it may legally do so, that it will execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or other right or privilege or any such agreement or other arrangement, upon receipt by the Issuer of: (1) a copy of the instrument of grant or release or of the agreement or other arrangement, (2) a written application signed by the Authorized Tenant Representative requesting such instrument, and (3) a certificate executed by the Tenant stating (A) that such grant or release is not detrimental to the proper conduct of the business of the Tenant, and (B) that such grant or release will not impair the effective use or interfere with the efficient and economical operation of the Leased Property and will not materially adversely affect the security of the Owner(s) of Bonds. Any consideration received by the Tenant for the grant or release must be paid to the Trustee to be deposited in the Debt Service Fund. If the instrument of grant shall so provide, any such easement or right and the rights of such other parties thereunder shall be superior to the rights of the Issuer and the Owner(s) of Bonds and shall not be affected by any termination of this Lease or default on the part of the Tenant hereunder. If no Event of Default shall have happened and be continuing, any payments or other consideration received by the Tenant for any such grant or with respect to or under any such agreement or other arrangement shall be and remain the property of the Tenant, but, in the event of the termination of this Lease because of an Event of Default, all rights then existing of the Tenant with respect to or under such grant shall inure to the benefit of and be exercisable by the Issuer.

Section 28.3.  Security Interests. (a)  The Issuer and the Tenant agree to execute and deliver all instruments (including financing statements and statements of continuation thereof) necessary for perfection of and continuance of the security interest of the Issuer in and to the Leased Property. The Tenant hereby authorizes the Issuer to file or cause to be filed all such instruments required to be so filed and the Trustee to continue or cause to be continued the filings or liens of such instruments for so long as the Bonds shall be Outstanding.

(b)  Under the Indenture, the Issuer will, as additional security for the Bonds assign, transfer, pledge and grant a security interest in its rights under this Lease to the Trustee. The Issuer hereby authorizes the Trustee to file financing statements or any other instruments necessary to perfect its security interest. The Trustee is hereby given the right to enforce, either jointly with the Issuer or separately, the performance of the obligations of the Tenant, and the Tenant hereby consents to the same and agrees that the Trustee may enforce such rights as provided in the Indenture and the Tenant will make payments required hereunder directly to the Trustee.

Section 28.4.  Construction and Enforcement. This Lease shall be construed and enforced in accordance with the laws of the State. The provisions of this Lease shall be applied and interpreted in accordance with the rules of interpretation set forth in the Indenture. Wherever in this Lease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

Section 28.5.  Invalidity of Provisions of Lease. If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

Section 28.6.  Covenants Binding on Successors and Assigns. The covenants, agreements and conditions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 28.7.  Section Headings. The section headings hereof are for the convenience of reference only and shall not be treated as a part of this Lease or as affecting the true meaning of the provisions hereof. The reference to section numbers herein or in the Indenture shall be deemed to refer to the numbers preceding each section.

Section 28.8.  Execution of Counterparts. This Lease may be executed simultaneously in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the Issuer has caused this Lease to be signed by an authorized official, such signature to be attested by an authorized officer, and its official seal to be applied, as of the date first above written.

CITY OF MCPHERSON, KANSAS

By:

Mayor

[SEAL]

ATTEST:

By:

City Clerk

“ISSUER”

ACKNOWLEDGMENT

STATE OF KANSAS	)
) SS:
COUNTY OF MCPHERSON		)

This instrument was acknowledged before me on the 18th day of December, 2006, by William J. Goering, Mayor, and Gary L. Meagher, City Clerk, of the City of McPherson, Kansas, a municipal corporation.

[SEAL]

Notary Public

My Appointment Expires:

IN WITNESS WHEREOF, the Tenant has caused this Lease to be signed by an authorized officer, as of the date first above written.

NATIONAL COOPERATIVE REFINERY

ASSOCIATION

By: _______________________________________

Title:	Vice President — Finance

“TENANT”

ACKNOWLEDGMENT

STATE OF KANSAS	)
) SS:
COUNTY OF MCPHERSON		)

This instrument was acknowledged before me on the 18th day of December, 2006, by John G. Buehrle, Vice President – Finance of National Cooperative Refinery Association, a Kansas cooperative marketing association.

[SEAL]

Notary Public

My Appointment Expires:

APPENDIX A

FORM OF REQUISITION FOR PAYMENT OF PROJECT COSTS

CITY OF MCPHERSON, KANSAS
Project Fund
(National Cooperative Refinery Association)
Payment Order No. ______

Security Bank of Kansas City
Kansas City, Kansas
Attn: Corporate Trust Department

You are hereby authorized and directed by the undersigned, the Authorized Tenant Representative, acting on behalf of National Cooperative Refinery Association (the “Tenant”) to disburse funds held by you as Trustee in the above mentioned Project Fund for the purposes and in the amounts set forth in the Payment Schedules attached hereto and incorporated herein by reference (the “Payment Schedules”).

I hereby certify that the amounts requested in the attached Payment Schedules have either been advanced by the Tenant or are justly due to contractors, subcontractors, suppliers, vendors, materialmen, engineers, architects or other persons named in the Payment Schedules who have performed necessary and appropriate work in connection with any installation of machinery, equipment or personal property, or have furnished necessary and appropriate materials in the construction or acquisition of land, buildings and improvements constituting a part of the Leased Property. I further certify that the fair value of such work or materials, machinery and equipment, is not exceeded by the amount requested, and such cost is one which may be capitalized for federal income tax purposes.

I further certify that, except for the amounts set forth in the Payment Schedules, there are no outstanding debts now due and payable for labor, wages, materials, supplies or services in connection with the construction of said buildings and improvements or the purchase and/or installation of machinery, equipment and personal property which, if unpaid, might become the basis of a vendor’s, mechanic’s, laborer’s or materialmen’s statutory or other similar lien upon the Leased Property or any part thereof.

I further certify that no part of the amounts set forth in the Payment Schedules have been the basis for any previous withdrawal of any moneys from the said Project Fund.

I further certify that each of the representations and covenants on the part of the Tenant contained in the Lease dated as of the Issue Date of the Bonds by and between City of McPherson, Kansas, as the Issuer, and the Tenant are now true and correct in all material respects and are now being materially complied with.

I further certify that the amounts set forth in the Payment Schedules constitute Project Costs, as said term is defined in the Lease, and that all insurance policies which are required to be in force as a condition precedent to disbursement of funds from the Project Fund pursuant to the provisions of Section 6.1 of the Lease are in full force and effect.

DATED      , 20     .

Authorized Tenant Representative

EXHIBIT A — Payment Order No. _______

PAYMENT SCHEDULE
FOR BUILDINGS, IMPROVEMENTS AND
MISCELLANEOUS PROJECT COSTS

I hereby request payment of the amounts specified below to the payees whose names and addresses are stated below, and I certify that the description of the purchase or nature of each payment is reasonable, accurate and complete:

PAYMENT SCHEDULE

Payee Name	Payee Address	Purpose or Nature of Payment	Amount

Initials

EXHIBIT B — Payment Order No. ______

PAYMENT SCHEDULE
FOR MACHINERY AND EQUIPMENT

I hereby request payment of the amounts specified below to the payees whose names and addresses are stated below. I certify that the description of the purchase or nature of each payment is reasonable, accurate and complete. I further certify that the items described are free and clear of any liens or security interests. I have attached to this schedule a copy of the purchase order or seller’s invoice for each item, and, to the extent any payment is a reimbursement to the Tenant, a copy of the check tendered in payment for such item.

PAYMENT SCHEDULE

Payee Name	Description of Equipment	Amount
(include name and address of seller, manufacturer, descriptive name, technical description, capacity, serial number of model number as appropriate)

Initials

APPENDIX B

FORM OF CERTIFICATE OF COMPLETION

CERTIFICATE OF COMPLETION

The undersigned, being the Authorized Tenant Representative for National Cooperative Refinery Association (the “Tenant”), as tenant under a certain Lease dated as of the Issue Date of the Bonds (the “Lease”) between the City of McPherson, Kansas, (the “Issuer”) and the Tenant, and as beneficiary of the Issuer’s Taxable Industrial Revenue Bonds, Series 2006 (National Cooperative Refinery Association) issued pursuant to a certain Trust Indenture dated as of the Issue Date of the Bonds (the “Indenture”), hereby certifies:

1. The Improvements purchased with Original Proceeds (as defined in the Indenture) have been substantially completed in accordance with the plans and specifications prepared at the Tenant’s direction.

2. Such Improvements have been substantially completed in a good and workmanlike manner.

3. There are no mechanic’s, materialmen’s liens or other statutory liens on file encumbering the Leased Property (as defined in the Indenture); all bills for labor and materials furnished for the Improvements which could form the basis of a mechanic’s, materialmen’s or other statutory lien against the Leased Property have been paid in full, and within the past four months no such labor or materials have been furnished which have not been paid for.

4. All Improvements are located or installed upon the Leased Property site.

5. All material provisions of applicable building codes have been complied with and, if applicable, a certificate of occupancy has been issued with respect to the Leased Property.

6. All moneys remaining in the Project Fund being held by the Trustee under the Indenture should be transferred to the Debt Service Fund being held by the Trustee under the Indenture as required by Section 504 of the Indenture, to be applied as provided therein.

IN WITNESS WHEREOF, the undersigned Authorized Tenant Representative has signed this Certificate, and states, under penalty of perjury, that the statements of fact made in this Certificate are true and correct.

STATE OF KANSAS	)
) SS:
COUNTY OF MCPHERSON	)

Subscribed and sworn to or affirmed before me, a notary public, this day of , 20     .

[SEAL]

Notary Public

My Appointment Expires:

APPENDIX C

GLOSSARY OF WORDS AND TERMS

“Additional Rent” means all fees, charges, costs and expenses of the Trustee (including reasonable attorney’s fees) payable under the Indenture, all Impositions, all Default Administration Costs (as defined in the Indenture), all other payments of whatever nature payable or to become payable pursuant to the Indenture or which the Tenant has agreed to pay or assume under the provisions of this Lease and any and all expenses (including reasonable attorney’s fees) incurred by the Issuer or the Trustee in connection with the issuance of the Bonds or the administration or enforcement of any rights under this Lease or the Indenture. The fees, charges, costs and expenses of the Trustee shall include all costs incurred in connection with the issuance, transfer, exchange, registration, redemption or payment of the Bonds and the administration or enforcement of any rights or obligations under this Lease or the Indenture except (a) the reasonable fees and expenses in connection with the replacement of a Bond or Bonds mutilated, stolen, lost or destroyed or (b) any tax or other government charge imposed on the Trustee in relation to the transfer, exchange, registration, redemption or payment of the Bonds.

“Additional Term” shall mean that term commencing on the last day of the Basic Term and terminating 5 years thereafter.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Basic Rent” means the annual amount which, when added to Basic Rent Credits, will be sufficient to pay all principal of, redemption premium, if any, and interest on all Outstanding Bonds (as defined in the Indenture) which is due and payable on such Payment Date. If for any reason on any Payment Date the Trustee does not have on deposit in the Debt Service Fund sufficient moneys to pay all principal and interest due on the Bonds on such Payment Date, then the Tenant shall pay, as Basic Rent, on such Payment Date, the amount of such deficiency.

“Basic Rent Credits” means all funds on deposit in the Debt Service Fund and available for the payment of principal of, redemption premium, if any, and interest on the Bonds on any Basic Rent Payment Date.

“Basic Rent Payment Date” means December 1, 2007, and the first day of each December thereafter until the principal of, redemption premium, if any, and interest on all Outstanding Bonds have been fully paid or provision made for their payment in accordance with the provisions of the Indenture.

“Basic Term” means that term commencing as of the date of this Lease and ending on December 1, 2016, subject to prior termination as specified in this Lease, but ending, in any event, when all of the principal of, redemption premium, if any, and interest on all Outstanding Bonds shall have been paid in full or provision made for their payment in accordance with the provisions of the Indenture.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601, et seq.

“Certificate of Completion” means a written certificate signed by the Authorized Tenant Representative stating that (1) the Leased Property has been substantially completed in accordance with the plans and specifications prepared or approved by the Issuer or the Tenant, as the case may be; (2) any Leased Property have been substantially completed in a good and workmanlike manner; (3) no mechanic’s or materialmen’s liens have been filed, nor is there any basis for the filing of such liens, with respect to the Leased Property; (4) all Improvements constituting a part of the Leased Property are located or installed upon the Leased Property site; and (5) if required by ordinances duly adopted by the Issuer or by applicable building codes, that an appropriate certificate of occupancy has been issued with respect to any Leased Property. A form of Certificate of Completion is attached as Appendix B.

“Completion Date” means the date on which the Improvements are certified as substantially completed in accordance with Section 5.4 of this Lease.

“Default” means any event or condition the occurrence of which, with the lapse of time or the giving of notice or both, may constitute an Event of Default.

“Environmental Assessment” means an environmental assessment with respect to the Leased Property conducted by an independent consultant satisfactory to the Issuer and the Trustee which reflects the results of such inspections, records reviews, soil tests, groundwater tests and other tests requested, which assessment and results shall be satisfactory in scope, form and substance to the Issuer and the Trustee.

“Environmental Law” means CERCLA, SARA, and any other federal, state or local environmental statute, regulation or ordinance presently in effect or coming into effect during the Term of this Lease.

“Event of Bankruptcy” means an event whereby the Tenant shall: (i) admit in writing its inability to pay its debts as they become due; or (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code as now or in the future amended, or file a pleading asking for such relief; or (iii) make an assignment for the benefit of creditors; or (iv) consent to the appointment of a trustee or receiver for all or a major portion of its property; or (v) be finally adjudicated as bankrupt or insolvent under any federal or state law; or (vi) suffer the entry of a final and nonappealable court order under any federal or state law appointing a receiver or trustee for all or a major part of its property or ordering the winding-up or liquidation of its affairs, or approving a petition filed against it under the Bankruptcy Code, which order, if the Tenant has not consented thereto, shall not be vacated, denied, set aside or stayed within 60 days after the day of entry; or (vii) suffer a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial portion of its property, and such writ or warrant of attachment or any similar process is not contested, stayed, or is not released within 60 days after the final entry, or levy or after any contest is finally adjudicated or any stay is vacated or set aside.

“Event of Default” means any one of the following events:

(a)  Failure of the Tenant to make any payment of Basic Rent within five business days after receipt of written notice from the Trustee to cure such default within that time period; or

(b)  Failure of the Tenant to make any payment of Additional Rent at the times and in the amounts required hereunder, or failure to observe or perform any other covenant, agreement, obligation or provision of this Lease on the Tenant’s part to be observed or performed, and the same is not remedied within thirty (30) days after the Issuer or the Trustee has given the Tenant written notice specifying such failure (or such longer period as shall be reasonably required to correct such default; provided that (i) the Tenant has commenced such correction within said 30-day period, and (ii) the Tenant diligently prosecutes such correction to completion); or

(c)  An Event of Bankruptcy; or

(d)  Abandonment of the Leased Property by the Tenant.

“Full Insurable Value” means full actual replacement cost less physical depreciation.

“Hazardous Substances” shall mean “hazardous substances” as defined in CERCLA.

“Impositions” means all taxes and assessments, general and special, which may be lawfully taxed, charged, levied, assessed or imposed upon or against or payable for or in respect of the Leased Property or any part thereof, or any improvements at any time thereon or the Tenant’s interest therein, including any new lawful taxes and assessments not of the kind enumerated above to the extent that the same are lawfully made, levied or assessed in lieu of or in addition to taxes or assessments now customarily levied against real or personal property, and further including all water and sewer charges, assessments and other governmental charges and impositions whatsoever, foreseen or unforeseen, which, if not paid when due, would encumber the Issuer’s title to the Leased Property.

“Improvements” shall have the meaning defined in the Indenture.

“Indenture” means the Trust Indenture delivered concurrently with this Lease, as from time to time amended and supplemented by Supplemental Indentures in accordance with the provisions of Article XI of the Indenture.

“Lease” means this Lease between the Issuer and the Tenant, as from time to time supplemented and amended in accordance with the provisions hereof and of the Indenture.

“Net Proceeds” means, when used with respect to any insurance or condemnation award with respect to the Leased Property, the proceeds from the insurance or condemnation award remaining after the payment of all expenses (including the Tenant’s attorneys’ fees and any extraordinary expenses of the Trustee occasioned by such casualty or condemnation) incurred in the collection of such proceeds.

The term “Notice Address” shall mean:

(1) With respect to the Tenant:

National Cooperative Refinery Association

P.O. Box 1404

McPherson, Kansas 67460

Attn: Vice President — Finance

(2) With respect to the Issuer:

City of McPherson

400 E. Kansas Ave.

McPherson, Kansas 67460

Attn: City Clerk

(3) With respect to the Trustee:

Security Bank of Kansas City

P.O. Box 171297

Kansas City, KS 66117

Attn: Corporate Trust Department

“Project Contracts” means a contract or contracts with respect to the acquisition and/or construction of the Improvements entered into by the Tenant or the Issuer.

“SARA” means the Superfund Amendments and Reauthorization Act of 1986, as now in effect and as hereafter amended.

“State” means the State of Kansas.

“Term” means, collectively, the Basic Term and any Additional Term of the Lease.

SCHEDULE I

DESCRIPTION OF PROPERTY

The property described in Schedule II attached acquired by the City of McPherson, Kansas (the “Issuer”) in connection with the issuance by the City of its Taxable Industrial Revenue Bonds, Series 2006 (National Cooperative Refinery Association) (the “Series 2006 Bonds”), said property constituting the “Leased Property” as defined in the Lease entered into by the Issuer concurrently with the issuance of the Series 2006 Bonds (the “Lease”).

The Leased Property is located on the following described real estate in McPherson County, Kansas, owned by National Cooperative Refinery Association:

The North Half of Section 5, Township 20 South, Range 3 West of the 6th P.M., except a tract commencing at a point 30 feet South and 400 feet West of the Northeast Corner of the Northeast Quarter for a point of beginning; thence South 370 feet; thence West 200 feet; thence North 370 feet; then East 200 feet to the point of beginning, and except a tract commencing at the Northwest corner of the Northeast Quarter; thence East 296 feet for a point of beginning; thence South 310 feet; thence East 205 feet; thence North 310 feet; thence West 205 feet to the point of beginning and except a tract commencing at a point 680 feet South and 1538 feet West of the Northeast corner of the Northeast Quarter for a point of beginning; thence South 280 feet; thence East 540 feet; then North 280 feet; thence West 540 feet to the point of beginning;

The Southeast Quarter of Section 5, Township 20 South, Range 3 West of the 6th P.M. lying West of the Missouri Pacific Railroad right-of-way and North of Highway K-61;

The Southwest Quarter of Section 5, Township 20 South, Range 3 West of the 6th P.M. lying North and West of Highway K-61 and lying East of the St. Louis and San Francisco railroad right-of-way and the road right-of-way.

The “Leased Property” includes all buildings, building additions, improvements, machinery and equipment (including those described on Schedule II) all or any portion of the costs of which were paid from the proceeds of the Series 2006 Bonds, together with any substitutions therefor or replacements thereof.

SCHEDULE II

DESCRIPTION OF LEASED PROPERTY

	All Clean Fuel Projects	Total Expenditures
10112	Unicracker Unit	$114,892,335.82
10122	Flare -Unicracker/H2/Depentanizer	$6,713,294.51
10132	Hydrogen Unit	$32,661,668.49
10142	Platformer PSA Unit	$9,492,140.26
10152	Sulfur Recovery Unit	$36,088,601.34
10162	Amine/SWS Unit	$14,485,623.29
10172	Engr & Cost Estimating of CF	$4,427,482.02
10182	Vacuum Unit Revamp	$3,334,505.96
10192	FCC Unit Revamp	$1,497,607.15
10202	FCC Gas Plant Revamp	$164,030.65
10222	2 new reactors for DHT Unit	$14,076,672.31
10232	Net Hydrogen Compressor at Platformer	$6,783,064.90
10242	Revamp Tank Farm Stg	$24,918,039.47
10252	Interconnecting piping for CF	$17,312,964.39
10262	Boiler Water Treatment	$2,320,817.86
10272	35KV Electrical Feed	$9,965,118.64
10282	Construction Site Development for CF	$1,957,227.34
10292	Project Mgmt for CF	$14,480,379.29
10302	CF Tie Ins and Start Ups	$4,574,905.12
12343	New Control Building	$2,978,052.04
12573	Connect Cenex Tanks to Refinery	$1,785,906.92
17631	Design & Cost Est for New Control Bldg	$89,562.23

		$325,000,000.00